UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2009

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001–33274	20–5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440–808–9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of shareholders of TravelCenters of America LLC, or the Company, held on May 22, 2009, the Company’s shareholders approved the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan, or the Amended and Restated Plan, which amends and restates the existing TravelCenters of America LLC 2007 Equity Compensation Plan to increase by 1,000,000 the total number of common shares available for grant under the plan to 3,000,000 common shares and extend the term of the plan to May 22, 2019.

A copy of the Amended and Restated Plan was included as Appendix A to the Company’s proxy statement for its 2009 annual meeting of shareholders, which proxy statement was filed with the Securities and Exchange Commission on March 30, 2009. The terms and conditions of the Amended and Restated Plan and information pertaining to certain participants in the Amended and Restated Plan are described in detail in that proxy statement.  The foregoing description of the Amended and Restated Plan is qualified in its entirety by the full text of the Amended and Restated Plan, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01.	Other Events.

At the annual meeting of shareholders of the Company, the Company’s shareholders elected Barbara D. Gilmore as an Independent Director in Group II and Thomas M. O’Brien as a Managing Director in Group II, each for a three year term of office until the Company’s 2012 annual meeting of shareholders and when their successors are duly elected.  Patrick F. Donelan, as an Independent Director in Group III, with a term of office expiring at the Company’s 2010 annual meeting of shareholders, and Barry M. Portnoy, as a Managing Director in Group I, and Arthur G. Koumantzelis, as an Independent Director in Group I, each with a term of office expiring at the Company’s 2011 annual meeting of shareholders (and in each case until his successor is duly elected), continue to serve as the Company’s other directors.  On May 22, 2009, the Company issued a press release announcing the results of voting by the shareholders at the annual meeting.  A copy of that press release is attached hereto as Exhibit 99.1.

At a meeting of the Company’s board of directors which followed the annual meeting of shareholders, the Company’s board of directors appointed Mr. Koumantzelis as the Chair of the Company’s Audit Committee, Mr. Donelan as the Chair of the Company’s Nominating and Governance Committee, and Ms. Gilmore as the Chair of the Company’s Compensation Committee.  The membership of each of these committees consist of Ms. Gilmore and Messrs. Donelan and Koumantzelis, the Company’s Independent Directors.

On May 22, 2009, the Company changed its director compensation arrangements.  A summary of the Company’s currently effective director compensation arrangements is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

On May 22, 2009, the Company granted each of its directors 7,500 common shares of beneficial interest, no par value, valued at $2.29 per share, the closing price of the Company’s common shares on the NYSE Amex LLC on that day, pursuant to the director compensation arrangements described above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan

10.2	Current Compensation Plan for Directors

99.1	Press Release dated May 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ ANDREW J. REBHOLZ
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer

Dated: May 26, 2009

EXHIBIT INDEX

Exhibit	Description

10.1	Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan

10.2	Current Compensation Plan for Directors

99.1	Press Release dated May 22, 2009